CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and to the incorporation by reference of our report dated November 20, 2020 on the financial statements and financial highlights of Touchstone Funds Group Trust (comprising, respectively, the Touchstone Active Bond Fund, Touchstone Anti-Benchmark® International Core Equity Fund, Touchstone Credit Opportunities Fund (formerly, Touchstone Credit Opportunities II Fund), Touchstone High Yield Fund, Touchstone Impact Bond Fund, Touchstone International ESG Equity Fund, Touchstone Mid Cap Fund, Touchstone Mid Cap Value Fund, Touchstone Sands Capital Select Growth Fund, Touchstone Small Cap Fund, Touchstone Small Cap Value Fund, and Touchstone Ultra Short Duration Fixed Income Fund), included in the Annual Report to Shareholders for the fiscal year ended September 30, 2020, in Post-Effective Amendment Number 122 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 033-70958), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
January 27, 2021